AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1996
                                                       REGISTRATION NO. 33-60380

                              ---------------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                          POST-EFFECTIVE AMENDMENT
                                   NO. 8
                                     TO
                                  FORM S-1
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                        INTERLINK ELECTRONICS, INC.
           (Exact name of registrant as specified in its charter)

DELAWARE                            3679                              77-0056625
(State or other         (Primary Standard Industrial            (I.R.S. Employer
 jurisdiction of         Classification Code Number)      Identification Number)
 incorporation or
 organization)

                               546 FLYNN ROAD
                        CAMARILLO, CALIFORNIA 93012
                               (805) 484-8855
            (Address, including zip code, and telephone number,
     including area code, of registrant's principal executive offices)

                           E. MICHAEL THOBEN, III
                           INTERLINK ELECTRONICS
                               546 FLYNN ROAD
                        CAMARILLO, CALIFORNIA 93012
                               (805) 484-8855
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                                  COPY TO:

                               John J. Halle
                              Stoel Rives LLP
                            900 SW Fifth Avenue
                           Portland, Oregon 97204
                               (503) 224-3380

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / X /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of
the earlier effective registration statement for the same offering. /   /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. /   /

     If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. /   /

                              ---------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                         INTERLINK ELECTRONICS, INC.

     This Post-Effective Amendment No. 8 to Form S-1 (Registration No. 33-60380) is filed pursuant to Rule 414 under the Securities Act of 1933 (the "1933 Act"), as amended, by Interlink Electronics, Inc., a Delaware Corporation ("Interlink Delaware"), as the successor to Interlink Electronics, a California Corporation ("the Predecessor"). On June 9, 1994, the shareholders of the Predecessor, approved the reincorporation of the Predecessor in Delaware via merger of the Predecessor with Interlink Delaware, which merger was effected on July 26, 1996. Pursuant to Rule 414(d) under the 1933 Act, Interlink Delaware, as successor to the Predecessor, hereby adopts the Registration Statement as its own Registration Statement for all purposes of the 1933 Act and Securities Exchange Act of 1934.

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation provides:

     No director of the [Company] shall be personally liable to the [Company] or its stockholders for monetary damages for conduct as a director, provided that this Article shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Law.

     As authorized by Section 102 of the Delaware General Corporation Law (the "General Corporation Law"), this provision eliminates the liability of a director for breach of fiduciary duty but does not eliminate the personal liability of any director based upon breach of the duty of loyalty to the Company or to its stockholders, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, any violation of Section 174 of the General Corporation Law (relating to the declaration of dividends and the purchase or redemption of shares in violation of the General Corporation Law), or any transaction from which the director derived an improper personal benefit.

     The Company's bylaws provide:

          No director of the [Company] shall be personally liable to the [Company] or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that the liability of a director shall not be eliminated (i) for any breach of the director's duty of loyalty to the [Company] or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.


     These limitations on director liability do not change the duty of care owed by a director to the Company and its shareholders. They do, however, eliminate the personal liability of directors for monetary damages in the event of litigation against the director alleging a breach of that duty. These limitations on director liability have no effect on the availability of equitable remedies, such as an injunction or rescission based upon a director's breach of the duty of care, although in certain instances such equitable relief may be impractical, for example, due to the passage of time since the director's alleged actions occurred.

     The limitations on the liability of directors apply only to claims against a director arising out of his or her role as a director and not in the case of a director who also serves as an officer, to claims against the person in the capacity of an officer or in any other non-director capacity, and applies only to derivative actions and not to third party claims. This means that actions brought by the Company's customers, discharged employees or regulatory agencies, for example, would not be affected. These provisions does not eliminate or limit a director's liability based on a breach of the director's duty of loyalty to the Company or its shareholders (which generally concerns directors' self-interested dealings with respect to the Company) or to liability arising under federal or state securities laws or federal or state laws regulating banks or bank holding companies. At present there is no pending or threatened litigation or proceeding of which the Company is aware involving a director of the Company in his capacity as such.

     The Company's Certificate of Incorporation also provides:

          The [Company] shall indemnify any current or former director or officer and may indemnify any current or former employee or agent of the [Company] to the fullest extent not prohibited by law, who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the [Company]), by reason of the fact that such person is or was a director, officer, employee or agent of the [Company] or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the [Company], or serves or served at the request of the [Company] as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The [Company] shall pay for or reimburse the reasonable expenses incurred by any such current or former director or officer and may pay for or reimburse the reasonable expenses incurred by any such current or former employee or agent, in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification under this Article and
     (ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article. No amendment to this Article that limits the [Company's] obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement.

     The Company's bylaws provide:

          The [Company] shall indemnify to the fullest extent then permitted by the law any person who is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the [Company]) by reason of the fact that the person is or was a director or officer of the [Company], or serves or served at the request of the [Company] as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection therewith. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the [Company] in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the [Company] as authorized in this Article. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, bylaw, agreement, vote of stockholders or directors or otherwise, both as to action in any official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

          Any person other than a director or officer who is or was an employee or agent of the [Company], or fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plans of the [Company], or is or was serving at the request of the [Company] as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise may be indemnified to such extent as the board of directors in its discretion at any time or from time to time may authorize.

     Unless ordered by a court, any indemnification provided to officers or directors must be authorized in each specific case by any one of the following: (i) a majority vote of a quorum of directors who are not parties to the proceeding; (ii) if such quorum is not obtainable, by independent legal counsel in a written opinion; or (iii) by the stockholders of the Company.

     The Company is also authorized to advance monies to officers and directors to cover expenses incurred in connection with a proceeding, provided that an officer or director must return any such advances if it is ultimately determined that such officer or director is not entitled to indemnification.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      See Exhibit Index.

                                 SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CAMARILLO, STATE OF CALIFORNIA, ON THE 19TH DAY OF SEPTEMBER, 1996.


                                       INTERLINK ELECTRONICS, INC.

                                       By:  /s/ E. MICHAEL THOBEN, III
                                           --------------------------------
                                       E. Michael Thoben, III
                                       Chairman, President, Chief Executive
                                       Officer and Chief Financial Officer

     Pursuant to the requirements of the Securities Act, as amended, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                     Title                          Date
---------                     -----                          ----

Principal Executive and
Financial Officer:


/s/ E. MICHAEL THOBEN, III    Chairman of the Board,         September 19, 1996
--------------------------    President, Chief Executive
E. Michael Thoben, III        Officer and Chief Financial
                              Officer

Principal Accounting Officer:


/s/ PAUL D. MEYER             Vice President, Finance        September 19, 1996
--------------------------
Paul D. Meyer


Directors:

/s/ E. MICHAEL THOBEN, III    Director                       September 19, 1996
--------------------------
E. Michael Thoben, III

Signature                     Title                          Date
---------                     -----                          ----

/s/ GEORGE GU*                Director                       September 19, 1996
--------------------------
George Gu


/s/ CAROLYN MACDOUGALL*       Director                       September 19, 1996
--------------------------
Carolyn MacDougal


/s/ PETER N. VICARS*          Director                       September 19, 1996
--------------------------
Peter N. Vicars


/s/ MERRITT M. LUTZ*          Director                       September 19, 1996
--------------------------
Merritt M. Lutz


/s/ EUGENE F. HOVANEC*        Director                       September 19, 1996
--------------------------
Eugene F. Hovanec


*By: /s/ E. MICHAEL THOBEN, III
     --------------------------
     E. Michael Thoben, III
     Attorney in Fact

                               EXHIBIT INDEX

   1.1   Form of Underwriting Agreement**
   1.2   Form of Agreement Among Underwriters**
   3.1 Amended and Restated Articles of Incorporation of Interlink Electronics (California)*
   3.1a Second Amended and Restated Articles of Incorporation of Interlink Electronics (California). Incorporated by reference to Exhibit
         4.1 of the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1993.
   3.1b  Certificate of Incorporation of Interlink
         Electronics, Inc. (Delaware) (3)
   3.2   Amended and Restated Bylaws of Interlink
         Electronics (California)*
   3.2a  Bylaws of Interlink Electronics, Inc. (Delaware)
         (3)
   4.1   See Article III of Exhibit 3.1 and Article II of
         Exhibit 3.2*
   4.2 Stock Purchase Agreement dated as of December 23, 1987, and amendments thereto*
   4.3 Stock Purchase Agreement dated as of July 28, 1988, and amendments thereto*
   4.4   Stock Purchase Agreement dated as of March 31,
         1989*
   4.5 Investment Agreement dated as of November 7, 1989, and amendments thereto*
   4.6 Series E Preferred Stock and Warrant Purchase Agreement dated as of December 14, 1990, and amendments thereto*
   4.7   Agreement to Issue Warrant dated as of June 22,
         1988*
   4.8 Form of Series A Preferred Stock Purchase Warrant dated as of June 22, 1988, and amendments thereto*

--------------------------
*     Filed April 1, 1993
**    Filed May 10, 1993
***   Filed May 28, 1993
****  Filed June 4, 1993
***** Filed January 24, 1994
(1)   Filed August 1, 1995
(2)   Filed June 17, 1996
(3)   Filed herewith
+ Confidential treatment for portions of this agreement has been granted by the Commission.

   4.9   Agreement to Issue Warrant dated as of February 24,
         1989*
   4.10 Form of Series A Preferred Stock Warrant dated as of February 24, 1989, and amendments thereto*
   4.11 Form of Series F Preferred Stock Purchase Warrant dated December 14, 1990*
   4.12 Form of Series F Preferred Stock Purchase Warrant dated June 30, 1992*
   4.13 Co-Sale Agreement between Franklin Eventoff, the Registrant and Grace Ventures Partnership II dated December 23, 1987, and amendments thereto*
   4.14 Registration Rights Agreement dated as of February 15, 1989, and amendments thereto*
   4.15  Form of Promissory Note and Agreement dated
         September 1, 1992*
   4.16  Form of Subscription Agreement dated December 11,
         1992*
   4.17  Form of Convertible Note due June 30, 1993*
   4.18 Form of Subscription Agreement related to Private Placement Memorandum dated February 22, 1993*
   4.19  Form of Promissory Note due February 28, 1994*
   4.20  Form of Equity Rights Certificate dated February,
         1993*
   4.21 Form of PortaPoint Product Investment Interest Purchase Agreement (undated)*
   4.22 Form of PortaPoint investment Interest Conversion Agreement, dated as of March 31, 1993**
   4.23  Form of Common Stock Certificate**
   4.24  Form of Warrant Agreement**
   4.25  Form of Common Stock Purchase Warrant**
   4.26  Form of Representative's Warrant to Purchase Common
         Stock**

--------------------------
*     Filed April 1, 1993
**    Filed May 10, 1993
***   Filed May 28, 1993
****  Filed June 4, 1993
***** Filed January 24, 1994
(1)   Filed August 1, 1995
(2)   Filed June 17, 1996
(3)   Filed herewith
+ Confidential treatment for portions of this agreement has been granted by the Commission.

   4.27  Form of Representative's Warrant to Purchase
         Warrants**
   4.28  Form of Representative's Warrant to Purchase
         Units***
   4.29 Form of Waiver and Exchange Agreement dated as of February 10, 1993 among the Registrant and the Preferred Shareholders. Incorporated by reference to Exhibit 4.2 of the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1993.
   5.1   Opinion of Stoel Rives Boley Jones & Grey*
   10.1 1988 Stock Option Plan, as amended and restated* 10.1a 1993 Stock Incentive Plan**
   10.2  Form of Nonqualified Stock Option Agreement*
   10.3 Voting Agreement among the Registrant, Franklin, Eventoff, Kenneth Bitticks and Investors dated as of December 23, 1987*
   10.4 Voting Agreement between the Registrant, Grace Ventures Partnership I and Grace Ventures Partnership II dated as of November 7, 1989*
   10.5  Voting Agreement between the Registrant and
         InvestAR s.a.r.l. dated as of November 7, 1989*
   10.6 Promissory Note from Stuart Yaniger and Amy Hielsberg dated November 9, 1988*
   10.7  Form of Promissory Note from Stuart Yaniger dated
         March, 1998*
   10.7a Form of Amendment to Promissory Note from Stuart
         Yaniger***
   10.8  Letter Agreement between the Registrant and
         Business Partners international effective as of December 15, 1992*
   10.9  Technology Transfer Agreement between the
         Registrant and Franklin Eventoff dated as of December 23, 1987, and amendment thereto*
   10.10 Consulting Agreement between the Registrant and Franklin Eventoff dated as of December 23, 1987*

--------------------------
*     Filed April 1, 1993
**    Filed May 10, 1993
***   Filed May 28, 1993
****  Filed June 4, 1993
***** Filed January 24, 1994
(1)   Filed August 1, 1995
(2)   Filed June 17, 1996
(3)   Filed herewith
+ Confidential treatment for portions of this agreement has been granted by the Commission.

   10.11 Letter of Intent to lease premises in Camarillo, California, dated January 25, 1993*
  10.11a Lease Agreement to lease premises in Camarillo,
         California dated January 25, 1993**
   10.12 Sublease Agreement to lease premises in Carpinteria, California dated November 29, 1988*
   10.13 Bank of Montecito Line of Credit Agreement dated
         April 12, 1992*
   10.14 License Agreement between the Registrant and Toshiba Silicone Co., Ltd. dated March 10, 1989*
   10.15 Joint Venture Agreement among the Registrant InvestAR s.a.r.l., Interlink Electronics Europe s.a.r.l. and IEE Finance s.a.r.l dated November 7, 1989*
   10.16 Exclusive License and Distributor Agreement between the Registrant and Interlink Electronics Europe s.a.r.l. dated as of November 7, 1989*
   10.17 Manufacturing and Supply Agreement between the Registrant and Interlink Electronics Europe s.a.r.l. dated as of November 7, 1989*
   10.18 Letter Agreement between the Registrant and InvestAR s.a.r.l. dated November 7, 1989*
   10.19 Agreement between the Government of Luxembourg, Interlink Electronics Europe s.a.r.l., IEE Finance s.a.r.l., the Registrant and InvestAR s.a.r.l. dated December 18, 1989*
   10.20 Agreement with InvestAR s.a.r.l. and ARBED S.A
         (undated)*
   10.21 Agreement among the Registrant, Interlink Electronics Europe s.a.r.l. and InvestAR s.a.r.l. dated as of December 14, 1990*

--------------------------
*     Filed April 1, 1993
**    Filed May 10, 1993
***   Filed May 28, 1993
****  Filed June 4, 1993
***** Filed January 24, 1994
(1)   Filed August 1, 1995
(2)   Filed June 17, 1996
(3)   Filed herewith
+ Confidential treatment for portions of this agreement has been granted by the Commission.

   10.22 Memorandum of Agreement between Mitsubishi Petrochemical Company Limited and the Registrant dated July 1, 1991, and amendment thereto*
   10.23 Ink Technology Transfer Agreement between the Registrant and InvestAR s.a.r.l. dated December 11, 1992**
   10.24 Financing Agreement between the Registrant and InvestAR s.a.r.l. in relation with the Ink Technology Transfer Agreement dated December 11, 1992**
   10.25 Form of Confidentiality and Nondisclosure Agreement in relation with the Ink Technology Transfer Agreement (undated)**
   10.26 Form of Escrow Agreement for Technology in relation with Ink Technology Transfer Agreement dated December 11, 1992**
   10.27 Financing Agreement between the Registrant and InvestAR s.a.r.l. dated June 15, 1992*
   10.28 Interlink Europe Financing Agreement between Registrant and InvestAR s.a.r.l. dated April 7, 1993**
   10.29 Form of Security Agreement between the Registrant and Grace Ventures Partnership II dated May 20, 1993***
   10.30 Promissory Note issued by the Registrant to Grace Ventures Partnership II dated May 21, 1993***
   10.31 Form of Corporate Finance Consulting Agreement between the Registrant and Cohig & Associates, Inc.***
   10.32 Form of Corporate Consulting Agreement between the Registrant and Cohig & Associates Inc. dated March 11, 1993***
   10.33 Agreement between Lexmark International, Inc. and the Registrant dated August 25, 1993*****+(1)
   10.34 Agreement between Zilog, Inc. and the Registrant dated November 30, 1993*****+(1)

--------------------------
*     Filed April 1, 1993
**    Filed May 10, 1993
***   Filed May 28, 1993
****  Filed June 4, 1993
***** Filed January 24, 1994
(1)   Filed August 1, 1995
(2)   Filed June 17, 1996
(3)   Filed herewith
+ Confidential treatment for portions of this agreement has been granted by the Commission.

   10.35 Agreement between the Registrant and Xtend Micro Products, Inc. dated December 22, 1993*****+(1)
   10.36 Employment Agreement between the Registrant and Kenneth W. Bitticks effective as of June 1, 1993.*****
   10.37 Employment Agreement between the Registrant and E. Michael Thoben, III effective as of June 1, 1993.*****
   10.38 Employment Agreement between the Registrant and William A. Yates effective as of June 1, 1993.*****
   10.39 Employment Agreement between the Registrant and Stuart I. Yaniger effective as of June 1, 1993*****
   10.40 Employment Agreement between the Registrant and David J. Arthur effective as of June 1, 1993*****
   10.41 Distribution Agreement between the Registrant and Logitech, Inc. dated February 28, 1994. Incorporated by reference to Exhibit 10.30 of the Annual Report on Form 10-K for the year ended December 31, 1993.+
   10.42 Agreement between the Registrant and Mr. Tamio Mori dated March 4, 1994. Incorporated by reference to
         Exhibit 10.31 of the Annual Report on Form 10-K for the year ended December 31, 1993.+
   10.43 Exclusive License and Distribution Agreement between the Registrant and Interlink Electronics Europe s.a.r.l. dated September 26, 1994. Incorporated by reference to Exhibit 10.30 of the Annual Report on Form 10-K for the year ended December 31, 1994.+

--------------------------
*     Filed April 1, 1993
**    Filed May 10, 1993
***   Filed May 28, 1993
****  Filed June 4, 1993
***** Filed January 24, 1994
(1)   Filed August 1, 1995
(2)   Filed June 17, 1996
(3)   Filed herewith
+ Confidential treatment for portions of this agreement has been granted by the Commission.

   10.44 Restructuring Agreement between the Registrant and InvestAR s.a.r.l. dated September 26, 1994. Incorporated by reference to Exhibit 10.31 of the Annual Report on Form 10-K for the year ended December 31, 1994.+
   10.45 Amended and Restated Agreement between the Registrant and Lexmark International, Inc. dated November 13, 1994. Incorporated by reference to
         Exhibit 10.32 of the Annual Report on Form 10-K for the year ended December 31, 1994.+
   11.1  Statement Regarding Computation of Loss Per
         Share****
   14.1  Material foreign patents*
   22.1  Subsidiaries of Registrant*
   24.1  Consent of Deloitte & Touche LLP(2)
   24.2  Consent of Arthur Andersen LLP(2)
   24.3 Consent of Stoel Rives Boley Jones & Grey (included in Exhibit 5.1)*
   25.1  Power of Attorney of Kenneth W. Bitticks*
   25.2  Power of Attorney of E. Michael Thoben, III*
   25.3  Power of Attorney of Merritt M. Lutz(1)
   25.4  Power of Attorney of Eugene F. Hovanec(1)
   25.5  Power of Attorney of Carolyn MacDougall*
   25.6  Power of Attorney of Peter N. Vicars(1)

--------------------------
*     Filed April 1, 1993
**    Filed May 10, 1993
***   Filed May 28, 1993
****  Filed June 4, 1993
***** Filed January 24, 1994
(1)   Filed August 1, 1995
(2)   Filed June 17, 1996
(3)   Filed herewith
+ Confidential treatment for portions of this agreement has been granted by the Commission.